Exhibit 99.1

ALLERGAN REPORTS FIRST QUARTER 2009 OPERATING RESULTS

¡	Board of Directors Declares First Quarter Dividend

(IRVINE, Calif., May 1, 2009) -- Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2009. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 8, 2009 to stockholders of record on May 18, 2009.

Operating Results Attributable to Stockholders

For the quarter ended March 31, 2009:

•	Allergan reported $0.15 diluted earnings per share attributable to stockholders compared to $0.35 diluted earnings per share reported for the first quarter of 2008.

•

Allergan’s non-GAAP diluted earnings per share attributable to stockholders were $0.55 in the first quarter of 2009, compared to non-GAAP diluted earnings per share of $0.53 in the first quarter of 2008, a 3.8 percent year-over-year increase.

Product Sales

For the quarter ended March 31, 2009:

•

Allergan’s total product net sales were $994.6 million. Total product net sales decreased 6.3 percent as compared to total product net sales in the first quarter of 2008. On a constant currency basis, total product net sales decreased 0.4 percent compared to total product net sales in the first quarter of 2008.

•

Total specialty pharmaceuticals net sales decreased 3.6 percent as compared to total specialty pharmaceuticals net sales in the first quarter of 2008. On a constant currency basis, total specialty pharmaceuticals net sales increased 2.3 percent compared to total specialty pharmaceuticals net sales in the first quarter of 2008.

•	Total medical devices net sales decreased 17.6 percent, or 11.6 percent at constant currency, compared to total medical devices net sales in the first quarter of 2008.

“Our focused approach to the management of our costs as well as our businesses has once again allowed us to deliver solid financial results for the first quarter of 2009,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are making excellent progress in our launch efforts for LATISSE™ (bimatoprost ophthalmic solution) 0.03% and are very pleased with the positive feedback we have received thus far from the market.”

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Product and Pipeline Update

During the first quarter of 2009:

•

GlaxoSmithKline received approval of BOTOX® (botulinum toxin type A) for the treatment of glabellar lines and equinus foot due to lower limb spasticity in juvenile cerebral palsy patients in Japan. GlaxoSmithKline also received approval of BOTOX® for the treatment of glabellar lines in China.

•

Allergan’s New Drug Application seeking approval of POSURDEX® for macular edema associated with retinal vein occlusion was granted priority review status by the U.S. Food and Drug Administration (FDA).

Following the end of the first quarter of 2009:

•	Allergan received approval of LUMIGAN® (bimatoprost ophthalmic solution) 0.01% for the reduction of elevated intraocular pressure in patients with open angle glaucoma or ocular hypertension in Canada.

•	Allergan commented on FDA requested class labeling for botulinum toxin treatments.

Outlook

For the full year of 2009:

•	All guidance provided on February 4, 2009 remains unchanged.

For the second quarter of 2009, Allergan estimates:

•	Total product net sales between $1,050 million and $1,100 million.

•	Non-GAAP diluted earnings per share attributable to stockholders guidance between $0.66 and $0.68.

On January 1, 2009, Allergan adopted Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)(FSP APB 14-1), which requires retrospective application to prior periods. The impact from the adoption of this accounting rule on the previously reported GAAP results for the first quarter of 2008 was a reduction of diluted earnings per share attributable to stockholders of $0.01 from the amount previously reported. Non-GAAP diluted earnings per share attributable to stockholders for the first quarter of 2008 were not impacted.

Historical non-GAAP diluted earnings per share and guidance amounts for non-GAAP diluted earnings per share, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, and effective tax rate on non-GAAP earnings as well as net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release. The reconciliation for the guidance amounts in the financial tables includes historical non-GAAP adjustments and an estimate of the future effect from amortization of acquired intangible assets and non-cash interest expense associated with amortization of convertible debt discount.

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All prior period information in the financial tables of this press release has been retrospectively revised due to the adoptions of FSP APB 14-1 and Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings and approvals, the statements by Mr. Pyott as well as the outlook for the state of the economy, Allergan’s earnings per share, product net sales, revenue forecasts, future investment allocations, restructuring benefits or outcomes and any other future performance, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of the current economic crisis, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2008 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	March 31, 2009				March 31, 2008
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$994.6	$–		$994.6	$1,061.0	$–		$1,061.0
Other revenues	12.6	–		12.6	15.6	–		15.6

	1,007.2	–		1,007.2	1,076.6	–		1,076.6
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	177.8	(9.4	)(a)(c)	168.4	182.2	(6.7	)(k)	175.5
Selling, general and administrative	484.5	(61.7	)(a)(b)(d)	422.8	482.2	(1.2	)(l)(m)	481.0
Research and development	182.1	(20.4	)(a)(c)	161.7	182.9	(0.1	)(m)	182.8
Amortization of acquired intangible assets	38.6	(33.1	)(e)	5.5	34.9	(29.9	)(e)	5.0
Restructuring charges	42.1	(42.1	)(f)	–	28.4	(28.4	)(f)	–

Operating income	82.1	166.7		248.8	166.0	66.3		232.3

Non-operating income (expense)
Interest income	2.7	–		2.7	11.2	–		11.2
Interest expense	(19.4)	6.5	(g)	(12.9)	(21.5)	6.1	(g)	(15.4)
Unrealized loss on derivative instruments, net	(2.8)	2.8	(h)	–	(3.3)	3.3	(h)	–
Other, net	0.8	5.3	(i)	6.1	(2.9)	–		(2.9)

	(18.7)	14.6		(4.1)	(16.5)	9.4		(7.1)

Earnings before income taxes	63.4	181.3		244.7	149.5	75.7		225.2

Provision for income taxes	18.4	57.6	(j)	76.0	41.6	20.5	(j)	62.1

Net earnings	45.0	123.7		168.7	107.9	55.2		163.1

Net earnings attributable to noncontrolling interest	0.3	–		0.3	0.2	–		0.2

Net earnings attributable to Allergan, Inc.	$44.7	$123.7		$168.4	$107.7	$55.2		$162.9

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.15			$0.55	$0.35			$0.53

Diluted	$0.15			$0.55	$0.35			$0.53

Weighted average number of common shares outstanding:
Basic	303.8			303.8	305.0			305.0
Diluted	304.8			304.8	308.2			308.2

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	17.9%			16.9%	17.2%			16.5%
Selling, general and administrative	48.7%			42.5%	45.4%			45.3%
Research and development	18.3%			16.3%	17.2%			17.2%

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(a)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $77.0 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $51.7 million and research and development expenses of $20.3 million
(b)	Asset impairments related to the 2009 restructuring plan of $2.2 million
(c)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of cost of sales of $4.4 million and research and development expenses of $0.1 million
(d)	External costs of approximately $7.8 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(e)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(f)	Net restructuring charges
(g)	Non-cash interest expense associated with amortization of convertible debt discount
(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(i)	Loss on extinguishment of convertible debt of $5.3 million
(j)	Total tax effect for non-GAAP pre-tax adjustments
(k)	Esprit fair market value inventory rollout adjustment
(l)	Integration and transition costs related to the acquisitions of Esprit and Cornéal of $0.2 million and $0.4 million, respectively
(m)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments related to the phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of selling, general and administrative expenses of $0.6 million and research and development expenses of $0.1 million

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2009 and March 31, 2008 and with respect to anticipated results for the second quarter and full year of 2009. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP earnings” and “non-GAAP basic and diluted earnings per share” as well as “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses” and “non-GAAP provision for income taxes.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

Allergan also uses the financial measures non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses and non-GAAP provision for income taxes, which are sub-components of non-GAAP earnings and non-GAAP basic and diluted earnings per share, for its full year 2009 guidance to provide a more complete understanding of the cost components affecting its business. Allergan includes these financial measures in the determination of non-GAAP earnings to evaluate its management’s performance for compensation purposes and to assist in comparing certain of its costs to its competitors’ costs. These non-GAAP cost measures do not take into account the non-core business items removed in its calculations of non-GAAP earnings and non-GAAP basic and diluted earnings per share and, therefore, are subject to the same limitations discussed above. Allergan strongly encourages investors to consider both cost of sales, selling, general and administrative expenses and research and development expenses determined under GAAP as compared to the non-GAAP amounts included in this press release.

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In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	March 31, 2009	December 31, 2008

Assets

Cash and equivalents	$1,088.3	$1,110.4
Trade receivables, net	536.6	538.4
Inventories	255.4	262.5
Other current assets	346.2	359.3

Total current assets	2,226.5	2,270.6

Property, plant and equipment, net	778.7	775.4
Intangible assets, net	1,447.4	1,491.9
Goodwill	1,975.3	1,981.8
Other noncurrent assets	251.8	272.1

Total assets	$6,679.7	$6,791.8

Liabilities and equity

Notes payable	$1.1	$4.4
Accounts payable	185.1	173.9
Accrued expenses and income taxes	424.9	518.7

Total current liabilities	611.1	697.0

Long-term debt	1,489.9	1,570.5
Other liabilities	422.5	471.8

Equity:
Allergan, Inc. stockholders’ equity	4,154.2	4,050.7
Noncontrolling interest	2.0	1.8

Total equity	4,156.2	4,052.5

Total liabilities and equity	$6,679.7	$6,791.8

DSO	49	47

DOH	132	128

Cash and equivalents	$1,088.3	$1,110.4
Total notes payable and long-term debt	(1,491.0)	(1,574.9)

Cash, net of debt	$(402.7)	$(464.5)

Debt-to-capital percentage	26.4%	28.0%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	March 31, 2009		March 31, 2008
Net earnings attributable to Allergan, Inc.	$44.7		$107.7

Non-GAAP pre-tax adjustments:
Net restructuring charges	42.1		28.4
Amortization of acquired intangible assets	33.1		29.9
External costs associated with responding to DOJ subpoena	7.8		–
Corneal integration and transition costs	–		0.4
Esprit integration and transition costs	–		0.2
Esprit fair market value inventory adjustment rollout	–		6.7
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	4.5		0.7
Non-cash interest expense associated with amortization of convertible debt discount	6.5		6.1
Loss on extinguishment of convertible debt	5.3		–
Compensation expense from stock option modifications related to the 2009 restructuring plan	77.0		–
Asset impairments related to the 2009 restructuring plan	2.2		–
Unrealized loss on derivative instruments	2.8		3.3

	226.0		183.4

Tax effect for above items	(57.6)		(20.5)

Non-GAAP earnings attributable to Allergan, Inc.	$168.4		$162.9

Weighted average number of shares issued	303.8		305.0

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.0		3.2

	304.8		308.2

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.15		$0.35

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.11		0.08
Amortization of acquired intangible assets	0.07		0.06
External costs associated with responding to DOJ subpoena	0.02		–
Esprit fair market value inventory adjustment rollout	–		0.02
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	0.01		–
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Loss on extinguishment of convertible debt	0.01		–
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.16		–
Unrealized loss on derivative instruments	0.01		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.55		$0.53

Year over year change		3.8%

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ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	March 31,	March 31,	$ change in net sales			Percent change in net sales
	2009	2008	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$473.6	$492.2	$(18.6)	$11.3	$(29.9)	(3.8)%	2.3%	(6.1)%
Botox/Neuromodulator	297.3	315.5	(18.2)	2.2	(20.4)	(5.8)%	0.7%	(6.5)%
Skin Care	38.3	26.4	11.9	12.1	(0.2)	45.1%	45.8%	(0.7)%
Urologics	17.7	23.5	(5.8)	(5.8)	—	(24.7)%	(24.7)%	—

Total Specialty Pharmaceuticals	826.9	857.6	(30.7)	19.8	(50.5)	(3.6)%	2.3%	(5.9)%

Breast Aesthetics	66.2	78.5	(12.3)	(8.0)	(4.3)	(15.7)%	(10.2)%	(5.5)%
Obesity Intervention	59.8	71.8	(12.0)	(8.4)	(3.6)	(16.7)%	(11.7)%	(5.0)%
Facial Aesthetics	41.7	53.1	(11.4)	(7.2)	(4.2)	(21.5)%	(13.6)%	(7.9)%

Total Medical Devices	167.7	203.4	(35.7)	(23.6)	(12.1)	(17.6)%	(11.6)%	(6.0)%

Product net sales	$994.6	$1,061.0	$(66.4)	$(3.8)	$(62.6)	(6.3)%	(0.4)%	(5.9)%

Alphagan P, Alphagan, and Combigan	$102.9	$99.5	$3.4	$9.2	$(5.8)	3.4%	9.3%	(5.9)%
Lumigan Franchise	101.2	107.5	(6.3)	2.6	(8.9)	(5.8)%	2.4%	(8.2)%
Other Glaucoma	2.9	4.1	(1.2)	(0.7)	(0.5)	(29.8)%	(18.3)%	(11.5)%
Restasis	110.4	100.2	10.2	10.3	(0.1)	10.2%	10.3%	(0.1)%
Sanctura Franchise	17.7	23.3	(5.6)	(5.6)	—	(24.1)%	(24.1)%	—
Latisse	12.3	—	12.3	12.3	—	—	—	—

Domestic	67.4%	64.1%
International	32.6%	35.9%

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ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Guidance

To Non-GAAP Diluted Earnings Per Share Guidance

(Unaudited)

	Second Quarter, 2009
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders guidance (a)	$0.59	$0.61

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.01	0.01

Non-GAAP diluted earnings per share guidance	$0.66	$0.68

	Full Year 2009
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders guidance (a)	$2.06	$2.12

Net restructuring charges	0.11	0.11
External costs associated with responding to DOJ subpoena	0.02	0.02
Arklow rollout of termination benefits and accelerated depreciation costs capitalized in inventory	0.01	0.01
Loss on extinguishment of convertible debt	0.01	0.01
Unrealized loss on derivative instruments	0.01	0.01
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.16	0.16
Amortization of acquired intangible assets	0.26	0.26
Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.05	0.05

Non-GAAP diluted earnings per share guidance	$2.69	$2.75

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the phased closure of the Arklow, Ireland facility and the 2009 restructuring plan), external costs associated with responding to the DOJ subpoena and compensation expense from stock option modifications related to the 2009 restructuring plan that may occur but that are not currently known or determinable.

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